UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K
_______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2012
_______________
INTL FCStone Inc.
(Exact name of registrant as specified in its charter)
_______________

Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)
708 Third Avenue, Suite 1500, New York, NY 10017
(Address of principal executive offices, including Zip Code)
(212) 485-3500
(Registrant's telephone number, including area code)
_______________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors.
The certificate of incorporation of the Company provides that the Company would have a Board of Directors consisting of 13 members until the 2012 annual meeting of shareholders, at which time the number of Directors would be reduced to eleven members commencing at the 2012 annual meeting. Directors Brent Bunte and Robert A. Miller, Ph.D. retired from the Board immediately prior to the 2012 annual meeting of shareholders.

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of the Shareholders of INTL FCStone Inc. was held on February 23, 2012. The final voting results for each matter submitted to a vote of the Shareholders are as follows:

Item 1. With respect to the election of three Class III directors to hold office for a term expiring at the 2013 annual meeting or until their respective earlier resignation or removal, votes were validly cast as follows for the following persons as directors of the Company:

Nominees	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
John M. Fowler	11,147,223	992,971	3,564,853
Jack Friedman	11,934,378	205,816	3,564,853
Justin R. Wheeler	11,947,339	192,855	3,564,853

Item 2. KPMG LLP was ratified as the Company's independent registered public accounting firm for the 2012 fiscal year with the following vote:

FOR	13,942,151
AGAINST	1,749,999
ABSTAIN	12,897
BROKER NON-VOTES	—

Item 3. Votes were cast with respect to the proposal to approve the proposed INTL FCStone Inc. 2012 Restricted Stock Plan (see Exhibit A), as follows:

FOR	9,973,873
AGAINST	1,334,142
ABSTAIN	832,179
BROKER NON-VOTES	3,564,853

Item 4. Votes were cast with respect to the proposal to approve the proposed INTL FCStone Inc. 2012 Executive Performance Plan (see Exhibit B), as follows:

FOR	11,034,283
AGAINST	278,235
ABSTAIN	827,676
BROKER NON-VOTES	3,564,853

Item 5. Votes were cast with respect to the proposal to approve an amendment to the 2003 Stock Option Plan to increase the total number of shares authorized for issuance under the Plan from2,250,000 shares to 3,250,000 shares (see Exhibit C), as follows:

FOR	10,712,448
AGAINST	585,285
ABSTAIN	842,461
BROKER NON-VOTES	3,564,853

Item 8.01. Other Events.
During the regular meeting of the Board of Directors held February 23, 2012, following the Annual Meeting of the Shareholders of INTL FCStone Inc., Director John Radziwill was elected as Chairman of the Board of Directors and Paul G. Anderson was elected as Vice-Chairman of the Board of Directors. Mr. Anderson will serve in the joint capacity of President of the Company and Vice-Chairman of the Board until his retirement as President on approximately October 1, 2012. Mr. Anderson will continue as Vice-Chairman of the Board and in a non-executive and consulting capacity with the Company for a minimum period of one year after his retirement.

Signature
Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

INTL FCStone Inc.
(Registrant)
February 29, 2012	/s/ Brian T. Sephton
(Date)	Brian T. Sephton
Chief Legal & Governance Officer

Exhibit A
INTL FCStone Inc.
2012 Restricted Stock Plan
1.Purpose. The purpose of INTL FCStone Inc. 2012 Restricted Stock Plan is to further align the interests of officers, directors and employees with those of the shareholders by providing incentive compensation opportunities tied to the performance of the Common Stock and by promoting increased ownership of the Common Stock by such individuals. The Plan is also intended to advance the interests of the Company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company's business is largely dependent.
2.Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:
"Affiliate" means (i) any entity that would be treated as an "affiliate" of the Company for purposes of Rule 12b-2 under the Exchange Act and (ii) any joint venture or other entity in which the Company has a direct or indirect beneficial ownership interest representing at least one-third (1/3) of the aggregate voting power of the equity interests of such entity or one-third (1/3) of the aggregate fair market value of the equity interests of such entity, as determined by the Committee.
"Award Agreement" means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of a Restricted Stock Award granted to a Participant.
"Board" means the Board of Directors of the Company.
"Code" means the Internal Revenue Code of 1986, as amended.
"Common Stock" means the Company's common stock, par value $0.01 per share.
"Committee" means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan.
"Company" means INTL FCStone Inc., a Delaware corporation.
"Date of Grant" means the date on which a Restricted Stock Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of an Award.
"Disability" means a Participant being considered "disabled" within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.
"Eligible Person" means any person who is an officer or other employee of the Company or any Affiliate or any person to whom an offer of employment with the Company or any Affiliate is extended, as determined by the Committee, or any person who is a Non-Employee Director.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Fair Market Value" of a share of Common Stock as of a given date shall be determined as follows:
(i)    if the Common Stock is listed on any established stock market or traded on the Nasdaq National Market or Nasdaq Capital Market, the closing sales price for the Common Stock (or the closing bid if no sales are reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the common stock) on the last market trading day prior to the date of determination, as reported in the Wall Street Journal or such other sources as the Board deems as reliable; or
(ii)    in the absence of such markets for the Common Stock, the fair market value of the Common Stock as determined in good faith by the Board.
"Non-Employee Director" means any member of the Board who is not an employee of the Company.
"Participant" means any Eligible Person who holds an outstanding Award under the Plan.
"Plan" means the INTL FCStone Inc. 2012 Restricted Stock Plan as set forth herein, as amended from time to time.
"Restricted Stock Award" means a grant of shares of Common Stock to an Eligible Person under Section 5 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement.
"Service" means a Participant's employment with the Company or any Affiliate or a Participant's service as a Non-Employee Director with the Company, as applicable.

3.    Administration.
3.1    Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. It is intended that each Committee member shall satisfy the requirements for (i) an "independent director" for purposes of the Company's Corporate Governance Guidelines and the Compensation Committee Charter, (ii) an "independent director" under rules adopted by NASDAQ, (iii) a "nonemployee director" for purposes of such Rule 16b-3 under the Exchange Act and (iv) an "outside director" under Section 162(m) of the Code. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.
3.2    Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Restricted Stock Awards may be granted, the number of shares, subject to each Award, the exercise, base or purchase price of a Restricted Stock Award (if any), the time or times at which a Restricted Stock Award will become vested, exercisable or payable, the performance goals and other conditions of a Restricted Stock Award, the duration of the Restricted Stock Award, and all other terms of the Restricted Stock Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of a Restricted Stock Award in any manner that is not inconsistent with the Plan, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Restricted Stock Award without the Participant's consent. The Committee shall also have discretionary authority to interpret the Plan, to make factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive, and binding upon all parties.
3.3    Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Restricted Stock Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Restricted Stock Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee's authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee's delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.
3.4    Grants to Non-Employee Directors. Any Restricted Stock Awards or formula for granting Restricted Stock Awards under the Plan made to Non-Employee Directors shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.
4.    Shares Subject to the Plan.
4.1    Maximum Share Limitations. Subject to adjustment pursuant to Section 4.2 hereof, the maximum aggregate number of shares of Common Stock that may be issued and sold under all Restricted Stock Awards granted under the Plan shall be 1,500,000 shares. Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. To the extent that any Restricted Stock Award involving the issuance of shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Restricted Stock Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to Restricted Stock Awards under the Plan pursuant to such limitations.

4.2    Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 4.1 hereof, (ii) the number and kind of shares of Common Stock subject to then outstanding Restricted Stock Awards, and (iii) any other terms of a Restricted Stock Award that are affected by the event. With respect to Awards subject to Section 409A of the Code, any adjustments under this Section 4.2 shall conform to the requirements of Section 409A of the Code. Furthermore, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments shall be made only to the extent that the Committee determines that such adjustments may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. Notwithstanding the foregoing, the Committee may, in its discretion, decline to adjust any Award made to a Participant, if it determines that such adjustment would violate applicable law or result in adverse tax consequences to the Participant or to the Company.
5.    Restricted Stock Awards.
5.1    Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.
5.2    Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Award at any time. Such vesting requirements may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.
5.3    Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.
5.4    Rights as Shareholder. Subject to the foregoing provisions of this Section 5 and the applicable Award Agreement, the Participant shall have all rights of a shareholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to shareholders generally or at the times of vesting or other payment of the Restricted Stock Award.
5.5    Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant's making or refraining from making an election with respect to the Award under Section 83(b) of the Code.
6.    Forfeiture Events.
6.1    General. The Committee may specify in an Award Agreement at the time of the grant of any Restricted Stock Award that the Participant's rights with respect to a Restricted Stock Award shall be subject to cancellation or forfeiture upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of a Restricted Stock Award. Such events shall include, but shall not be limited to, termination of Service for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

6.2    Termination for Cause. Unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant's employment with the Company or any Affiliate shall be terminated for cause, the Company may, in its sole discretion, immediately terminate such Participant's right to any further payments, vesting or exercisability with respect to any Restricted Stock Award in its entirety. In the event a Participant is party to an employment (or similar) agreement with the Company or any Affiliate that defines the term "cause," such definition shall apply for purposes of the Plan. The Company shall have the power to determine whether the Participant has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant's employment for cause, the Company may suspend the Participant's rights to vest in any right with respect to any Restricted Stock Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for "cause" as provided in this Section 6.
7.    General Provisions.
7.1    Award Agreement. To the extent deemed necessary by the Committee, each Restricted Stock Award granted under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock subject to the Restricted Stock Award, the purchase price of the Award (if any), the time or times at which the Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on the Award of termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of a Restricted Stock Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such Award or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.
7.2    No Assignment or Transfer; Beneficiaries. Restricted Stock Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights specified under a Restricted Stock Award following the Participant's death.
7.3    Deferrals. The Committee may in its discretion permit a Participant to defer the receipt of delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the satisfaction of vesting or other conditions with respect to a Restricted Stock Award. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made and the time period of the deferral.
7.4    Rights as Shareholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by a Restricted Stock Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.
7.5    Employment or Service. Nothing in the Plan, in the grant of any Restricted Stock Award or in any Award Agreement shall confer upon any Eligible Person any right to continue in the Service of the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates to terminate the Participant's employment or other service relationship for any reason at any time.
7.6    Securities Laws. No shares of Common Stock will be issued or transferred pursuant to a Restricted Stock Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of a Restricted Stock Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

7.7    Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from a Restricted Stock Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of a Restricted Stock Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied.
7.8    Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to a Restricted Stock Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant's permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan.
7.9    Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Affiliate. The amount of any compensation deemed to be received by a Participant pursuant to a Restricted Stock Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or an Affiliate, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.
7.10    Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant's executor, administrator and permitted transferees and beneficiaries.
7.11    Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
7.12    Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Restricted Stock Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Restricted Stock Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.
7.13    Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Restricted Stock Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Restricted Stock Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Restricted Stock Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.
7.14    Coordination with 2012 Executive Performance Plan. For purposes of Restricted Stock Awards granted under the Plan that are intended to qualify as "performance-based" compensation under Section 162(m) of the Code, such Restricted Stock Awards shall be granted in accordance with the provisions of the Company's 2012 Executive Performance Plan (or any successor plan) to the extent necessary to satisfy the requirements of Section 162(m) of the Code.
7.15    Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.
8.    Effective Date; Amendment and Termination.
8.1    Effective Date. The Plan shall become effective following its adoption by the Board and its approval by the Company's shareholders on the date of the 2012 Annual Meeting of Shareholders.

8.2    Amendment.
(a)The Plan and any Award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without stockholder approval, if it would (i) materially increase the number of shares available under the Plan, (ii) materially expand the types of awards available under the Plan, (iii) materially expand the class of persons eligible to participate in the Plan, (iv) materially extend the term of the Plan, (v) materially change the method of determining the exercise price of an Award, or (vi) otherwise require approval by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Common Stock is traded or quoted. No such amendment referred to above shall be effective unless and until it has been approved by the stockholders of the Company. Notwithstanding the foregoing, with respect to Awards subject to Section 409A of the Code, any amendment, suspension or termination of the Plan or any such Award shall conform to the requirements of Section 409A of the Code. Except as otherwise expressly provided in the Plan, no termination, suspension or amendment of the Plan or any Award shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant's written consent.
(b)The Committee may amend or modify the terms and conditions of an Award to the extent that the Committee determines, in its sole discretion, that the terms and conditions of the Award violate or may violate Section 409A of the Code; provided, however, that (i) no such amendment or modification shall be made without the Participant's written consent if such amendment or modification would violate the terms and conditions of a Participant's offer letter or employment agreement, and (ii) unless the Committee determines otherwise, any such amendment or modification of an Award made pursuant to this Section 8.2(b) shall maintain, to the maximum extent practicable, the original intent of the applicable Award provision without contravening the provisions of Section 409A of the Code. The amendment or modification of any Award pursuant to this Section 8.2(b) shall be at the Committee's sole discretion and the Committee shall not be obligated to amend or modify any Award or the Plan, nor shall the Company be liable for any adverse tax or other consequences to a Participant resulting from such amendments or modifications or the Committee's failure to make any such amendments or modifications for purposes of complying with Section 409A of the Code or for any other purpose. To the extent the Committee amends or modifies an Award pursuant to this Section 8.2(b), the Participant shall receive notification of any such changes to his or her Award and, unless the Committee determines otherwise, the changes described in such notification shall be deemed to amend the terms and conditions of the applicable Award and Award Agreement.
8.3    Termination. The Plan shall terminate on the earlier of: (i) fifth (5th) anniversary of the date of its approval by the shareholders of the Company, or (ii) February 15, 2017. The Board may, in its discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Restricted Stock Award theretofore granted without the consent of the Participant or the permitted transferee of the Restricted Stock Award.

Exhibit B
INTL FCStone Inc.
2012 Executive Performance Plan
Section 1.Purpose of Plan.
The purpose of the Plan is to promote the success of the Company by providing participating executives with incentive compensation that qualifies as "performance-based compensation" within the meaning of Section 162(m) of the Code.
Section 2.Definitions and Terms.
2.1    Accounting Terms. Except as otherwise expressly provided or required by the context, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, as applied and included in the consolidated financial statements of the Company, prepared in the ordinary course of business (“GAAP”).
2.2    Specific Terms. The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:
“Adjusted EBITDA” for any period means EBITDA for such period, adjusted to reflect the value of the Company's commodities inventory on a marked to market basis and changes in estimated values of forward commitments to purchase and sell commodities.
“Adjusted EBITDA Per Share” for any period means Adjusted EBITDA for such period, divided by the weighted average number of shares of common stock outstanding during the period, as determined in accordance with GAAP for the calculation of basic earnings per share.
“Adjusted EBITDA Growth” means the percentage change in Adjusted EBITDA Per Share for any Year compared to the Adjusted EBITDA Per Share for the prior Year.
"Adjusted Net Income" for any period means the Net Income for such period, adjusted to reflect the value of the Company's commodities inventory on a marked to market basis, changes in estimated values of forward commitments to purchase and sell commodities and an appropriate notional tax adjustment.
"Adjusted Operating Revenues" for any period means the Company's consolidated operating revenues for such period, adjusted to reflect the value of the Company's commodities inventory on a marked to market basis and changes in estimated values of forward commitments to purchase and sell commodities.
"Adjusted Return on Equity" for any Year means the Adjusted Net Income for such Year, divided by the average of the Adjusted Shareholders Equity of the Company at the beginning and end of the Year; subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6.
"Adjusted Shareholders Equity" as of any date means the Company's consolidated common shareholders equity as of such date, adjusted to reflect the cumulative value of adjustments made in the calculation of Adjusted Net Income as defined above.
"Award" means an award under this Plan of a conditional opportunity to receive a Bonus if the applicable Performance Target(s) is (are) satisfied in the applicable Performance Period, or an award of Restricted Stock, the vesting of which will occur if the applicable Performance Target(s) is (are) satisfied in the applicable Performance Period.
"Base Salary" in respect of any Performance Period means the aggregate base annualized salary of a Participant from the Company and all affiliates of the Company at the time the Participant is selected to participate for that Performance Period, exclusive of any variable compensation, commissions or other actual or imputed income from any Company-provided benefits or perquisites, but prior to any reductions for salary deferred pursuant to any deferred compensation plan or for contributions to a plan qualifying under Section 401(k) of the Code or contributions to a cafeteria plan under Section 125 of the Code.
"Bonus" means a cash payment or a cash payment opportunity under the Plan, as the context requires.
"Business Criteria" means a combination of any two or more of the following: Increase in Share Price, Adjusted Return on Equity, Control of Fixed Costs, Control of Variable Costs and Adjusted EBITDA Growth.
"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the Compensation Committee of the Company's Board of Directors or such other Committee as from time to time the Board of Directors may designate to administer the Plan in accordance with Section 3.1 hereof and Section 162(m).
"Company" means INTL FCStone Inc., a Delaware corporation.
"Control of Fixed Costs" means, in respect of any Performance Period, the percentage derived by dividing the actual fixed costs incurred by the Company, calculated on a consolidated basis, during such Performance Period, by the Performance Target for fixed costs for such Performance Period (which Performance Target will be expressed as a fixed amount).
"Control of Variable Costs" means, in respect of any Performance Period, the percentage derived by dividing the variable costs of the Company, calculated on a consolidated basis and expressed as a percentage of Adjusted Operating Revenues, during such Performance Period, by the Performance Target for the variable costs for such Performance Period (which Performance Target will be expressed as a percentage of Adjusted Operating Revenues).
“EBITDA” for any period means the Net Income of the Company for such period, before (i) interest income; (ii) interest expense; (iii) income taxes; and (iv)depreciation and amortization, but after reduction in respect of pre-tax minority shareholder interests in any subsidiary of the Company.
"Executive" means a key employee (including any officer) of the Company who is (or in the opinion of the Committee may during the applicable Performance Period become) a "covered employee" for purposes of Section 162(m).
"Increase in Share Price" means, in respect of any Performance Period, the percentage increase, if any, in the Share Price during such Performance Period after taking into account any stock split or consolidation.
"Net Income" for any period means the consolidated net income of the Company for such period, as reported in the consolidated financial statements of the Company; subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6.
“Options” means options to acquire the Company's common stock issued pursuant to the Stock Option Plan.
"Participant" means an Executive selected to participate in the Plan by the Committee.
"Performance Period" means the Year or Years (or portions thereof) with respect to which the Performance Targets are set by the Committee.
"Performance Target(s)" means the specific objective goal or goals that are timely set in writing by the Committee pursuant to Section 4.2 for each Participant for the applicable Performance Period in respect of any one or more of the Business Criteria.
"Plan" means this 2012 Executive Performance Plan, as amended from time to time.
"Principal Market" means The NASDAQ Global Market.
"Restricted Stock" means an Award of Shares under Section 4.10 that are nontransferable and subject to forfeiture conditions and other restrictions on ownership until specific vesting conditions established by the Committee under the Award are satisfied.
"Restricted Stock Plan" means the Company's 2012 Restricted Stock Plan, as amended, or any other shareholder approved stock incentive plan of the Company.
"Section 162(m)" means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.
"Share Price" shall mean, as of any calculation date, the value of the common stock determined as follows:
(a)For September 30, 2011, the amount of $23.17, and
(b)For any other calculation date, the Weighted Average Price for such calculation date.
"Shares" means shares of common stock of the Company or any securities or property, including rights into which the same may be converted by operation of law or otherwise.
“Stock Option Plan” means the Company's 2003 Stock Option Plan, as amended.
“Substitute Options” has the meaning provided in Section 4.11.
"Trading Day" means any day on which the Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Shares, then on the principal securities exchange or securities market on which the Shares are then traded; provided that "Trading Day" shall not include any day that the Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

"Weighted Average Price" means, for the Shares as of any calculation date, the dollar volume-weighted average price for the Shares on the Principal Market for the forty (40) Trading Days staring with the twentieth (20th) Trading Day prior to the calculation date, based on the volume-weighted average price for the Shares for each such Trading Day, beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:01:00 p.m., New York time (or one minute after such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar volume-weighted average price of the Shares in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:01:00 p.m., New York time (or one minute after such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for the Shares by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for the Shares as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for the Shares on a particular date on any of the foregoing bases, the Weighted Average Price of such Shares on such date shall be the fair market value as determined by the Committee. All such determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
"Year" means a fiscal year of the Company commencing on or after October 1, 2011 that constitutes all or part of the applicable Performance Period and ends no later than September 30, 2016.
Section 3.Administration of the Plan.
3.1    The Committee. The Plan shall be administered by a Committee consisting of at least three members of the Board of Directors of the Company, duly authorized by the Board of Directors of the Company to administer the Plan who are "outside directors" within the meaning of Section 162(m).
3.2    Powers of the Committee. The Committee shall have the sole authority to establish and administer the Business Criteria and Performance Target(s) and the responsibility of determining from among the Executives those persons who will participate in and receive Awards under the Plan and, subject to the terms of the Plan, the amount or Shares under such Awards, and the time or times at which and the form and manner in which Awards will be paid (which may include elective or mandatory deferral alternatives) and shall otherwise be responsible for the administration of the Plan, in accordance with its terms. The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Awards under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto.
3.3    Requisite Action. A majority (but not fewer than two) of the members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.
3.4    Express Authority (and Limitations on Authority) to Change Terms and Conditions of Awards; Acceleration or Deferral of Payment. Without limiting the Committee's authority under other provisions of the Plan, but subject to any express limitations of the Plan and compliance with Section 162(m), the Committee shall have the authority to accelerate an Award (after the attainment of the applicable Performance Target(s)) and to waive restrictive conditions for an Award (including any forfeiture conditions, but not Performance Target(s)), in such circumstances as the Committee deems appropriate. In the case of any acceleration of an Award after the attainment of the applicable Performance Target(s), the amount payable shall be discounted to its present value using an interest rate equal to Moody's Average Corporate Bond Yield for the month preceding the month in which such acceleration occurs (or such other rate of interest that is deemed to constitute a "reasonable rate of interest" for purposes of Section 162(m)). Any deferred payment shall be subject to Section 4.9 and, if applicable, Section 4.10. In addition, and notwithstanding anything elsewhere in the Plan to the contrary, the Committee shall have the authority to provide under the terms of an Award that payment or vesting shall be accelerated upon the death or disability of a Participant, a change in control of the Company, or upon termination of the Participant's employment without cause or as a constructive termination, as and in the manner provided by the Committee, and subject to such provision not causing the Award to fail to satisfy the requirements for performance-based compensation under Section 162(m) generally.

Section 4.Bonus Awards.
4.1    Provision for Bonus. Pursuant to the Plan, the Bonus for which each Participant is eligible will be based on the Business Criteria established pursuant to the Plan (i.e., a combination of Increase in Share Price, Adjusted Return on Equity, Control of Fixed Costs, Control of Variable Costs and Adjusted EBITDA Growth). Each Year, for each Participant, the Committee will establish a specific Performance Target with respect to each of the Business Criteria, along with a targeted amount of Bonus payable if such Performance Target is achieved. If a Performance Target is exceeded with respect to any of the Business Criteria, the Bonus payable may go up, whereas if a Performance Target is not attained, the Bonus payable may go down, all in accordance with the Committee's determinations pursuant to the Plan. For each Year, the applicable Performance Targets and Performance Periods, as well as target Bonuses for each of the Participants, will be determined by the Committee based upon the same Business Criteria and consistent with the terms of the Plan and Section 162(m). Notwithstanding the fact that the Performance Target(s) have been attained in any Year, the Company may pay a Bonus of less than the amount determined by the formula or standard established pursuant to Section 4.2 or may pay no Bonus at all, unless the Committee otherwise expressly provides by written contract or other written commitment.
4.2    Selection of Performance Target(s). The specific Performance Target(s) with respect to the Business Criteria must be established by the Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Section 162(m). The Performance Target(s) with respect to any Performance Period may be established on a cumulative basis or in the alternative, and may be established on a stand-alone basis with respect to the Company or on an a relative basis with respect to any peer companies or index selected by the Committee. At the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, and for any person who may become a Participant after the Performance Target(s) are set, the method of computing the specific amount that will represent the maximum amount of Bonus payable to the Participant if the Performance Target(s) are attained, subject to Sections 4.1, 4.3, 4.7, 5.1 and 5.7. The objective formula or standard shall preclude the use of discretion to increase the maximum amount of any Bonus earned pursuant to the terms of the Award.
4.3    Maximum Individual Bonus. Notwithstanding any other provision hereof, no Executive shall receive a Bonus under the Plan for any one Year in excess of five million dollars ($5,000,000.00). The foregoing limit shall be subject to adjustments consistent with Section 3.4 in the event of acceleration or deferral.
4.4    Selection of Participants. For each Performance Period, the Committee shall determine, at the time the Business Criteria and the Performance Target(s) are set, those Executives who will participate in the Plan.
4.5    Effect of Mid-Year Commencement of Service; Termination of Employment. To the extent compatible with Sections 4.2 and 5.7, if services as an Executive commence after the adoption of the Plan and the Performance Target(s) are established for a Performance Period, the Committee may grant a Bonus that is proportionately adjusted based on the period of actual service during the Year; the amount of any Bonus paid to such person shall not exceed that proportionate amount of the applicable maximum individual bonus under Section 4.3. In the event of the termination of employment of a Participant prior to the payment of a Bonus, the Participant shall not be entitled to any payment in respect of the Bonus, unless otherwise expressly provided by the terms of the Awards or other written contract with the Company.
4.6    Adjustments.
(a)To preserve the intended incentives and benefits of an Award based on Adjusted EBITDA Growth or Adjusted Return on Equity or, the Committee shall apply the objective formula or standard with respect to the applicable Performance Target in a manner that shall eliminate, in whole or in part, in such manner as is specified by the Committee, the effects of the following:
(i)the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period;
(ii)the gain, loss, income or expense reported by the Company in its public filings with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence, excluding gains or losses on the early extinguishment of debt, as determined in accordance with Opinion No. 30 of the Accounting Principles Board; and
(iii)the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business, in whole or in part.
(b)The Committee may, however, provide at the time the Performance Targets are established that one or more of the foregoing adjustments will not be made as to a specific Award. In addition, the Committee may determine at the time the Performance Targets are established that other adjustments shall apply to the objective formula or standard with respect to the applicable Performance Target to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following with respect to the Performance Period:
(i)gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation;
(ii)the impact of impairment of tangible or intangible assets;
(iii)the impact of restructuring activities, including but not limited to reductions in force, that are reported in the Company's public filings covering the Performance Period, and

(iv)the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year.
(c)Each of the adjustments described in this Section 4.6 may relate to the Company as a whole or any part of the business or operations of the Company or its affiliates, as determined by the Committee at the time the Performance Targets are established. The adjustments are to be determined in accordance with GAAP, unless another objective method of measurement is designated by the Committee.
(d)The Committee shall also make appropriate adjustments to the Business Criteria, Performance Targets or other features of an Award, to reflect the following: (i) changes in the Company's capitalization or capital structure, such as stock splits, stock dividends, conversions of debt to equity or similar events, or (ii) corporate transactions, such as mergers, consolidations, separations (including spin-offs or other distributions of stock or property), or any reorganization of the Company.
4.7    Committee Discretion to Determine Bonuses. The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant's Bonus shall be calculated (in accordance with Sections 4.1 and 4.2), whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan and of any other written commitment authorized by the Committee. To this same extent, the Committee may at any time establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Bonuses (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. The Committee may not, however, increase the maximum amount permitted to be paid to any individual under Section 4.2 or Section 4.3 of the Plan or award a Bonus under this Plan if the qualifying ranges of Performance Target(s) have not been satisfied.
4.8    Committee Certification. No Executive shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Target(s) and any other material terms previously established by the Committee or set forth in the Plan were in fact satisfied.
4.9    Time of Payment; Deferred Amounts. Any Bonuses granted by the Committee under the Plan shall be paid as soon as practicable following the Committee's determinations under this Section 4 and the certification of the Committee's findings under Section 4.8. Any such payment shall be in cash or cash equivalent or in such other form of equal value on such payment date (including Restricted Shares as contemplated by Section 4.10) as the Committee may approve or require, subject to applicable withholding requirements and, if applicable, Section 4.10. Notwithstanding the foregoing, the Committee, in its sole discretion (but subject to compliance with Section 162(m) and to any prior written commitments and to any conditions consistent with Sections 3.4, 4.3, 4.10 and 5.7 that it deems appropriate), defer the payout or vesting of any Bonus and/or provide to Participants the opportunity to elect to defer the payment of any Bonus under a nonqualified deferred compensation plan and as contemplated by Section 4.10. In the case of any deferred payment of a Bonus after the attainment of the applicable Performance Target(s), any amount in excess of the amount otherwise payable shall be based on either Moody's Average Corporate Bond Yield (or such other rate of interest that is deemed to constitute a "reasonable rate of interest" for purposes of Section 162(m)) over the deferral period or the return over the deferral period of one or more predetermined actual investments (including Shares) such that the amount payable at the later date will be based upon actual returns, including any decrease or increase in the value of the investment(s), unless the alternative deferred payment is otherwise exempt from the limitations under Section 162(m).
4.10    Payouts of Bonus through Restricted Stock. Subject to Sections 4.11 and 4.12, a portion of any Bonus payable under the Plan will be paid in the form of Restricted Stock issued to the Participant at a discount of 25% to the market value of the Company's common stock (determined as of the date that is 75 days following the end of the applicable Performance Period, or, if later, 15 days after the amount of the Bonus is determined and certified by the Committee pursuant to Section 4.8), which Restricted Stock will vest at the rate of one-third per year, with the first one-third to vest at the end of the first year and each subsequent one-third to vest at the end of each subsequent year, all as specified with greater particularity in an Award Agreement entered into in accordance with the Restricted Stock Plan. The specific portion of each Bonus payable in Restricted Stock pursuant to this Section 4.10 in respect of any Performance Period will be based on a schedule (the “Restricted Stock Schedule”) established by the Committee in its discretion at or about the time the Committee establishes the Performance Targets applicable during such Performance Period. Any Restricted Stock which may be issued hereunder shall thereafter be subject to adjustments for changes in corporate capitalization as provided in the Restricted Stock Plan. Dividend equivalent rights thereafter earned may be accrued and payable in cash or Shares or any combination thereof, in the Committee's discretion. In its discretion, the Committee may waive the provisions of this Section 4.10 and choose to pay 100% of any Bonus payable under the Plan, regardless of amount, entirely in cash (for example, in the case of a Participant who already holds a substantial number of Shares). Likewise, in its discretion, the Committee may alter the vesting period or reduce the discount applicable to any Restricted Stock award hereunder. In the event sufficient Shares are not available pursuant to the Restricted Stock Plan to pay any portion of any Bonus in Restricted Stock in accordance with this Section 4.10, then such portion of the Bonus will be payable in cash.

4.11    Election to Receive Options in Lieu of Restricted Stock. At the option of the Committee, in those cases in which any part of a Bonus is to be paid to a Participant in the form of Restricted Stock, a Participant may be granted the right to elect to exchange all or a portion of the shares of such Restricted Stock (or the right to receive the same) for Options to acquire shares of the Company's common stock pursuant to and in accordance with the Stock Option Plan (the “Substitute Options”). The Substitute Options will have such terms as may be approved by the Committee, subject to the terms of the Stock Option Plan.
4.12    Maximum Awards. Without limiting the terms of the Restricted Stock Plan, the maximum number of Shares that may be subject to Restricted Stock granted to any one Participant pursuant to Section 4.10 shall be limited to forty thousand (40,000) Shares per Year, subject to adjustment to reflect changes in corporate capitalization in the same manner as provided in the Restricted Stock Plan.
Section 5.General Provisions.
5.1    No Right to Awards or Continued Employment. Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 5.1, any predecessor or subsidiary), the Board of Directors of the Company or the Committee in respect of the Plan shall be held or construed to confer upon any person any legal right to receive, or any interest in, an Award or any other benefit under the Plan, or any legal right to be continued in the employ of the Company. The Company expressly reserves any and all rights to discharge an Executive in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise. Nothing in this Section 5.1, however, is intended to adversely affect any express independent right of any person under a separate employment agreement. Notwithstanding any other provision hereof and notwithstanding the fact that the Performance Target(s) have been attained and/or the individual maximum amounts hereunder have been calculated, the Company shall have no obligation to pay any Bonus hereunder nor to pay the maximum amount so calculated or any prorated amount based on service during the period, unless the Committee otherwise expressly provides by written contract or other written commitment.
5.2    Discretion of Company, Board of Directors and Committee. Any decision made or action taken by the Company or by the Board of Directors of the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons. No member of the Committee shall have any liability for actions taken or omitted under the Plan by the member or any other person.
5.3    No Funding of Plan. The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an "unfunded" plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any Participant or former Participant shall be no greater than those of a general unsecured creditor or shareholder of the Company, as the case may be.
5.4    Non-Transferability of Benefits and Interests. Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant. This Section 5.4 shall not apply to an assignment of a contingency or payment due (i) after the death of a Participant to the deceased Participant's legal representative or beneficiary or (ii) after the disability of a Participant to the disabled Participant's personal representative.
5.5    Law to Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Delaware.
5.6    Non-Exclusivity. The Plan does not limit the authority of the Company, the Board or the Committee, or any subsidiary of the Company to grant awards or authorize any other compensation to any person under any other plan or authority, including, without limitation, the issuance of restricted stock under the Restricted Stock Plan.
5.7    Section 162(m) Conditions; Bifurcation of Plan. It is the intent of the Company that the Plan and Awards made hereunder satisfy and be interpreted in a manner that, in the case of Participants who are persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Bonus intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

Section 6.Amendments, Suspension or Termination of Plan.
The Board of Directors or the Committee may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan. Notwithstanding the foregoing, no amendment shall be effective without Board of Directors and/or shareholder approval if such approval is necessary to comply with the applicable provisions of Section 162(m).

Exhibit C
INTL FCStone Inc.
2003 Stock Option Plan
(As Amended)
INTL FCStone Inc., a Delaware corporation, hereby adopts a stock option plan for its key employees, officers, directors and consultants, in accordance with the following terms and conditions.
1.    Purpose of the Plan. The purpose of the Plan is to advance the growth and development of the Company by affording an opportunity to executives, consultants and key employees of the Company as well as directors of the Company and its affiliates to purchase shares of the Company's common stock and to provide incentives for them to put forth maximum efforts for the success of the Company's business. The Plan is intended to permit certain designated stock options granted under the Plan to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.
2.    Definitions. For purposes of this Plan, the following capitalized terms shall have the meanings set forth below:
(a)    "Board of Directors" means the board of directors of the Company.
(b)    "Code" means the Internal Revenue Code of 1986, as currently in effect or as hereafter amended.
(c)    "Company" means INTL FCStone Inc., a Delaware corporation.
(d)    "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.
(e)    "Eligible Employee" means all directors, consultants, officers, and executive, managerial, and other key employees of the Company or any Parent or Subsidiary. In order to be eligible for an Incentive Stock Option, a director or a consultant must also be a common law employee of the Company as provided in Section 422 of the Code; however, in order to be eligible for a Nonqualified Stock Option, a director or consultant need not be a common law employee of the Company.
(f)     "Fair Market Value" as of a particular date shall mean the fair market value of the Common Stock. If the Common Stock is admitted to trading on a national securities exchange, fair market value of the Common Stock on any date shall be the closing price reported for the Common Stock on the last day proceeding such date on which a sale was reported. If the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System or other comparable quotation system and has been designated as a National Market System ("NMS") security, fair market value of the Common Stock on any date shall be the closing sale price reported for the Common Stock on such system on the last date preceding such date on which a sale was reported. If the Common Stock is admitted to quotation on the Nasdaq System but has not been designated as an NMS security, the fair market value of the Common Stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on the last date preceding such date on which both bid and ask prices were reported. If the Committee determines that the value of the Common Stock determined on the basis of selling or bid and asked prices as provided above in this Section 2(f) does not reflect the fair market value of the Common Stock because no actual sale prices or bona fide bid and asked prices are available for a date within a reasonable period before the valuation date, then the fair market value of the Common Stock shall be determined by the Board of Directors in its sole discretion and in good faith as required by Section 422 of the Code.
(g)    "Incentive Stock Option(s)" means a stock option granted to an Eligible Employee to purchase Shares which is intended to qualify as an "incentive stock option," as defined in Section 422 of the Code.
(h)    "Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and that such holder either (i) has held for at least six months or (ii) has purchased on the open market.
(i)    "Nonqualified Stock Option(s)" means a stock option granted to an Eligible Employee to purchase Shares which is not intended to qualify as an "incentive stock option" as defined in Section 422 of the Code.
(j)    "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(k)    "Option" means any unexercised and unexpired Incentive Stock Option or Nonqualified Stock Option issued under this Plan, or any portion thereof remaining unexercised and unexpired.
(l)    "Option Agreement" means a written agreement by and between the Company and an Optionee setting forth the terms and conditions of the Option granted by the Board of Directors to such Optionee.
(m)    "Optionee" means any Eligible Employee who is granted an Option as provided in the Plan.

(n)    "Parent" means any present or future "parent corporation" of the Company as such term is defined in Section 424(e) of the Code and which the Board of Directors of the Company has elected to be covered by the Plan.
(o)    "Plan" means this INTL FCStone Inc. 2003 Stock Option Plan, as amended from time to time.
(p)    "Share" means a share of Stock.
(q)    "Stock" means authorized and unissued shares of the Company's Common Stock, $.01 par value per share, or treasury shares of such class.
(r)    "Subsidiary" means any present or future "subsidiary corporation" of the Company, as such term is defined in Section 424(f) of the Code and which the Board of Directors has elected to be covered by the Plan.
(s)    Where applicable, the terms used in this Plan have the same meaning as the terms used in the Code and the regulations and rulings issued thereunder and pursuant thereto, with reference to Options.
3.     Stock Subject to Option.
(a)    Available Shares. The total number of Shares which may be issued by the Company to all Optionees under this Plan is 3,250,000 Shares. Except as otherwise provided in Section 3(b) of the Plan, the total number of Shares which may be so issued may be increased only by a resolution adopted by the Board of Directors and approved by the shareholders of the Company.
    (b)     Expired Options and Delivered Shares. If any Option granted under this Plan is terminated or expires for any reason whatsoever, in whole or in part, the Shares (or remaining Shares) subject to that particular Option shall again be available for grant under this Plan. If any Shares (whether subject to or received pursuant to an Option granted under the Plan, purchased on the open market, or otherwise obtained, and including Shares that are deemed (by attestation or otherwise) to have been delivered to the Company as payment for all or any portion of the exercise price of an Option) are withheld or applied as payment by the Company in connection with the exercise of an Option or the withholding of taxes related thereto, such Shares, to the extent of any such withholding or payment, shall again be available or shall increase the number of Shares available, as applicable, for future Options under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.
4.    Administration of the Plan.
(a)    Board of Directors. This Plan shall be administered by the Board of Directors who may, from time to time, issue orders or adopt resolutions, not inconsistent with the provisions of the Plan, to interpret the provisions and supervise the administration of the Plan. All determinations shall be by the affirmative vote of a majority of the members of the Board of Directors at a meeting, or reduced to writing and signed by all of the members of the Board of Directors. Subject to the Company's Bylaws, all decisions made by the Board of Directors in selecting Optionees, establishing the number of shares and terms applicable to each Option, and in construing the provisions of this Plan shall be final, conclusive and binding on all persons, including the Company, shareholders, Optionees, and purchasers of shares pursuant to this Plan. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or an Option granted hereunder.
(b)    Compensation Committee. The Board of Directors may from time to time appoint a Compensation Committee, consisting of not less than two (2) directors (the "Committee"). The Board of Directors may delegate to such Committee full power and authority to take any action required or permitted to be taken by the Board of Directors under this Plan, subject to restrictions on affiliate participation under the Securities Exchange Act of 1934, as amended, pertaining to, among other things, Section 16(b). The Board of Directors may from time to time, at its sole discretion, remove members from or add members to the Committee. Vacancies may be filled by the Board of Directors only. Where the context requires, the Board of Directors shall mean the Committee, if appointed, for matters dealing with administration of the Plan.
(c)    Authorization of Officers to Grant Options. In accordance with applicable law, the Board of Directors may, by a resolution adopted by the Board of Directors, authorize one or more Officers to designate Eligible Employees (excluding the Officer so authorized) to be Optionees of Options and determine the number of Options to be granted to such Eligible Employees; provided, however, that the resolution adopted by the Board of Directors so authorizing such Officer or Officers shall specify the total number and the terms (including the exercise price, which may include a formula by which such price may be determined) of Options such Officer or Officers may so grant.
(d)    Compliance with Internal Revenue Code. The Board of Directors (or committee if appointed) shall at all times administer this Plan and make interpretations hereunder in such a manner that Options granted hereunder designated as Incentive Stock Options will meet the requirements of Section 422 of the Code.

5.    Selection of Optionees.
(a)     Discretion of the Board of Directors. In determining which Eligible Employees shall be offered Options, as well as the terms thereof, the Board of Directors shall evaluate, among other things, (i) the duties and responsibilities of Eligible Employees, (ii) their past and prospective contributions to the success of the Company, (iii) the extent to which they are performing and will continue to perform outstanding services for the benefit of the Company, and (iv) such other factors as the Board of Directors deems relevant.
(b)    Limitation on Incentive Stock Options. The aggregate Fair Market Value, determined on the date of grant, of Shares with respect to which any Incentive Stock Options under the Plan and all other plans of the Company become exercisable by any individual for the first time in any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limit, it shall be deemed a Nonqualified Stock Option.
(c)    Limitation on Annual Grants of Options. No Eligible Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 300,000 Shares. The limitation described in this Section 5(c) shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12 of the Plan. If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Sections 12 or 13 of the Plan), the canceled Option will be counted against the limitation described in this Section 5(c).
6.    Option Agreement. Subject to the provisions of this Plan, each Option granted to an Optionee shall be set forth in an Option Agreement upon such terms and conditions as the Board of Directors determines, including a vesting schedule. Each such Option Agreement shall incorporate the provisions of this Plan by reference. The date of the grant of an Option is the date specified in the Option Agreement. Any Option Agreement shall clearly identify the corresponding Option as an Incentive Stock Option or Nonqualified Stock Option.
7.    Option Prices.
(a)    Determination of Option Price. Except as otherwise provided by this Section 7(a), the option price for Stock shall not be less than one hundred percent (100%) of the fair market value of the Stock on the date of the grant of such Option. The option price for Stock granted to an Eligible Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company shall not be less than one hundred ten percent (110%) of the fair market value of the Stock on the date of the grant of such Option. Any Option that is (1) granted to an Eligible Employee in connection with the acquisition ("Acquisition"), however effected, by the Company of another corporation or entity ("Acquired Entity") or the assets thereof, (2) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof ("Acquired Entity Option") held by such Eligible Employee immediately prior to such Acquisition, and (3) intended to preserve for the Eligible Employee the economic value of all or a portion of such Acquired Entity Option, may be granted with such exercise price as the Board of Directors determines to be necessary to achieve such preservation of economic value. Any Option that is granted to an Eligible Employee not previously employed by the Company, or a Parent or Subsidiary, as a material inducement to the Eligible Employee's commencing employment with the Company may be granted with such exercise price as the Board of Directors determines to be necessary to provide such material inducement.
(b)    Determination of Stock Ownership. For purposes of paragraphs 7 and 8, an Optionee's common stock ownership shall be determined by taking into account the rules of constructive ownership set forth in Section 424(d) of the Code.
8.     Term of Option. The term of an Option may vary within the sole discretion of the Board of Directors, provided, however, that the term of an Incentive Stock Option granted to an Eligible Employee shall not exceed ten (10) years from the date of grant of such Incentive Stock Option. An Incentive Stock option may be cancelled only in connection with the termination of employment or death of the Optionee (as more particularly described in paragraph 9 hereof). A Nonqualified Stock Option may be cancelled only in connection with the termination of employment (or consulting contract) or death of an Optionee, or the removal or resignation of an Optionee who is a director.
9.    Exercise of Option.
(a)    Limitation on Exercise of Option. Except as otherwise provided herein, the Board of Directors, in its sole discretion, may limit an Option by restricting its exercise in whole or in part to specified vesting periods or until specified conditions have occurred. The vesting periods and any restrictions will be set forth in the Option Agreement. The Board of Directors, in its sole discretion, may accelerate the vesting of any Option at any time.

(b)    Exercise Prior to Cancellation. An Option shall be exercisable only during the term of the Option as long as the Optionee is in "Continuous Employment" with the Company or is continually on the Board of Directors of the Company or any Parent, Subsidiary, or any successor thereof. Notwithstanding the preceding sentence, as long as the Option's term has not expired, and unless otherwise provided in the Option Agreement, an Option which is otherwise exercisable in accordance with its provisions shall be exercisable;
(i)    for a period ending ninety (90) days after the Optionee has terminated his Continuous Employment with the Company, unless the Optionee was terminated for cause by the Company in which case the Option terminates on notice of termination of employment; or
(ii)    for a period ending ninety (90) days after the removal or resignation of the Optionee from the Board of Directors, which such Optionee has served; or
(iii)    by the estate of the Optionee, within one (1) year after the date of the Optionee's death, if the Optionee should die while in the Continuous Employment of the Company or while serving on the Board of Directors of the Company or any Parent, Subsidiary, or any successor thereof; or
(iv)    within one (1) year after the Optionee's employment with the Company terminates, if the Optionee becomes disabled during Continuous Employment with the Company and such disability is the cause of termination.
For purposes of this Plan, the term "Continuous Employment" shall mean the absence of any interruption or termination of employment (or termination of a consulting contract) by the Company or any Parent or Subsidiary which now exists or hereafter is organized or acquired by the Company. Continuous Employment with the Company shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or between any Parent or Subsidiary, or successor thereof. The term "cause" as used in this subparagraph 9(b) shall mean: (i) commission of a felony or a charge of theft, dishonesty, fraud or embezzlement; (ii) failure to adhere to Company's reasonable directives and policies, willful disobedience or insubordination; (iii) disclosing to a competitor or other unauthorized person, proprietary information, confidences or trade secrets of the Company or any Parent or Subsidiary; (iv) recruitment of Company or any Parent or Subsidiary personnel on behalf of a competitor or potential competitor of the Company, any Parent or Subsidiary, or any successor thereof; or (v) solicitation of business on behalf of a competitor or potential competitor of the Company, any Parent or Subsidiary, or any successor thereof.
(c)     Method of Exercising an Option. Subject to the provisions of any particular Option, including any provisions relating to vesting of an Option, an Optionee may exercise an option, in whole or in part, by written notice to the Company stating in such written notice the number of Shares such Optionee elects to purchase under the Option, and the time of the delivery thereof, which time shall be at least fifteen (15) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. Upon receipt of such written notice, the Company shall provide the Optionee with that information required by the applicable state and federal securities laws. If, after receipt of such information, the Optionee desires to withdraw such notice of exercise, the Optionee may withdraw such notice of exercise by notifying the Company, in writing, prior to the time set forth for delivery of the Shares. In no event may an Option be exercised after the expiration of its term. An Optionee is under no obligation to exercise an Option or any part thereof.
(d)     Payment for Option Stock. The exercise of any option shall be contingent upon receipt by the Company of the acceptable form of consideration equal to the full option price of the Shares being purchased. The acceptable form of consideration may consist of any combination of cash, certified bank check, wire transfer or, subject to the approval of the Administrator:
(i)    Mature Shares; or
(ii)    pursuant to procedures approved by the Board of Directors, (A) through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Optionee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Optionee by reason of such exercise, or (B) through simultaneous sale through a broker of Shares acquired upon exercise. For purposes of this paragraph 9, Mature Shares that are delivered in payment of the option price shall be valued at their Fair Market Value. In the alternative, the Board of Directors may, but is not required to, accept a promissory note, secured or unsecured, in the amount of the option price made by the Optionee on terms and conditions satisfactory to the Board of Directors.
(e)     Delivery of Stock to Optionee. Provided the Optionee has delivered proper notice of exercise and full payment of the option price, the Company shall undertake and follow all necessary procedures to make prompt delivery of the number of Shares which the Optionee elects to purchase at the time specified in such notice. Such delivery, however, may be postponed at the sole discretion of the Company to enable the Company to comply with any applicable procedures, regulations or listing requirements of any governmental agency, stock exchange or regulatory authority. As a condition to the issuance of Shares, the Company may require such additional payments from the Optionee as may be required to allow the Company to withhold any income taxes which the Company deems necessary to insure the Company that it can comply with any federal or state income tax withholding requirements.
10.    Nontransferability of Options. Except as otherwise provided in paragraph 9(b)(iii) and (iv) hereof, an Option granted to an Optionee may be exercised only during such Optionee's lifetime by such Optionee. An Option may not be sold, exchanged, assigned, pledged, encumbered, hypothecated or otherwise transferred except by will or by the laws of descent and distribution. No Option or any right thereunder shall be subject to execution, attachment or similar process by any creditors of the Optionee. Upon any attempted assignment, transfer, pledge, hypothecation or other encumbrance of any Option contrary to the provisions hereof, such option and all rights thereunder shall immediately terminate and shall be null and void with respect to the transferee or assignee.
11.     Compliance with the Securities Laws.
(a)    Optionee's Written Statement. The Board of Directors may, in its sole discretion, require that at the time an Optionee elects to exercise his Option, he shall furnish a written statement to the Company that he is acquiring such Shares for investment purposes only and that he has no present intention of reselling or otherwise disposing of such Stock, along with a written acknowledgment that the Option and the Shares pertaining to the Option are not registered under the Securities Act of 1933, as amended (the "Act"), the Florida securities laws, or any other state securities laws. In the event that Shares subject to the Option are registered with the Securities and Exchange Commission, an Optionee shall no longer be required to comply with this subparagraph 11(a).
(b)    Registration Requirements. If at any time the Board of Directors determines, in its sole discretion, that the listing, registration or qualification .of the Shares subject to the Option upon any securities exchange or under any state or federal securities laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares thereunder, then the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board of Directors).
(c)    Restrictions on Transfer of Shares. The Shares acquired by an Optionee pursuant to the exercise of an Option hereunder shall be freely transferable; provided, however, that such Shares may not be sold, transferred, pledged or hypothecated, unless (i) a registration statement covering the securities is effective under the Act and appropriate state securities laws, or (ii) an opinion of counsel, satisfactory to the Company, that such sale, transfer, pledge or hypothecation may legally be made without registration of such shares under federal or state securities laws has been received by the Company.
(d)     Restrictive Legend. In order to enforce the restrictions imposed upon Shares under this Plan, the Company shall make appropriate notation in its stock records or, if applicable, shall issue an appropriate stock transfer instruction to the Company's stock transfer agent. In addition, the Company may cause a legend or legends to be placed on any certificates representing Shares issued pursuant to this Plan, which legend or legends shall make appropriate reference to such restrictions in substantially the following form:
"The shares of Common Stock evidenced by this certificate have been issued under the INTL FCStone Inc. Stock Option Plan (the "Plan") and are subject to the terms and provisions of such Plan.
These shares have not been registered under the Securities Act of 1933, as amended (the "Act"), the Florida Securities and Investor Protection Act or any other state securities laws, and, therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws or an exemption from registration is available."
12.    Changes in Capital Structure of Company. In the event of a capital adjustment resulting from a stock dividend, stock split, reclassification, recapitalization, or by reason of a merger, consolidation, or other reorganization in which the Company is the surviving corporation, the Board of Directors shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by this Plan, or in the number, option price and kind of shares covered by the Options granted. The Company shall give notice of any adjustment to each Optionee and such adjustment shall be deemed conclusive. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Board of Directors, and any such adjustment may provide for the elimination of fractional shares.

13.     Reorganization Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, or any merger or combination in which the Company is involved, in which the Company is not a surviving corporation, or a transfer by the Company of substantially all of its assets or property to another corporation, or in the event any other corporation acquires control of the Company in a reorganization within the meaning of Section 368(a) of the Code, all outstanding Options shall thereupon terminate, unless such Options are assumed or substitutes therefor are issued (within the meaning of Section 425(a) of the Code) by the surviving or acquiring corporation in any such merger, combination or other reorganization. Notwithstanding the previous sentence, the Company shall give at least fifteen (15) days written notice of such transaction to holders of unexercised Options prior to the effective date of such merger, combination, reorganization, dissolution or liquidation. The Board of Directors, in its sole discretion, may elect to accelerate the vesting schedules of all Options previously issued upon such notice, and the holders thereof may exercise such options prior to such effective date, notwithstanding any time limitation previously placed on the exercise of such Options.
14.    Notification of Disqualifying Disposition. If an Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an Incentive Stock Option on or before the later of (i) two years after the date of grant, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition.
15.    Escrow. In order to enforce the restrictions imposed upon shares under this Plan, the Board of Directors or Stock Option Plan Committee may require any Optionee to enter into an Escrow Agreement providing that the certificates representing shares issued pursuant to this Plan shall remain in the physical custody of an escrow holder until any or all of such restrictions have terminated.
16.    Application of Funds. All proceeds received by the Company from the exercise of Options shall be paid into its treasury and such proceeds shall be used for general corporate purposes.
17.    Optionee's Rights as a Holder of Shares.
(a)     Prior to Exercise. No Optionee or his legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any share of Stock subject to an Option unless and until stock certificates of such Shares are issued to such person or persons pursuant to the terms of this Plan. Except as otherwise provided in paragraph 12 of this Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.
(b)    Dividends. Purchasers of Stock pursuant to this Plan will be entitled, after issuance of their stock certificates, to any dividends that may be declared and paid on the Shares registered in their names. A stock certificate representing dividends declared and paid in Shares shall be issued and delivered to the purchaser after such shares have been registered in the purchaser's name. Such stock certificate shall bear the legends set forth above and shall be subject to the provisions of this Plan, the Option Agreement and any escrow arrangement.
(c)     Voting Rights. Purchasers of shares of the Stock shall be entitled to receive all notices of meetings and exercise all voting rights of a shareholder with respect to the Shares purchased.
18.    Amendment and Termination of the Plan.
(a)     Discretion of the Board of Directors. The Board of Directors may amend or terminate this Plan at any time; provided, however, that (i) any such amendment or termination shall not adversely affect the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Grantee and the Company; and (ii) the Company shall obtain shareholder approval of any Plan amendment to the extent the Board determines that such approval is necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.
(b)    Automatic Termination. This Plan shall terminate ten (10) years after its approval by the shareholders of the Company or its adoption by the Board of Directors, whichever is earlier, unless the Board of Directors shall, in its discretion, elect to terminate this Plan at an earlier date. Options may be granted under this Plan at any time and from time to time prior to termination of the Plan under this subparagraph 18(b). Any Option outstanding at the time the Plan is terminated under this subparagraph 18(b) shall remain in effect until the Option is exercised or expires.
19.     Miscellaneous.
(a)     Notices. All notices and elections by an Optionee shall be in writing and delivered in person or by mail to the President or Treasurer of the Company at the principal office of the Company.

(b)     Effective Date of the Plan. The effective date of this Plan shall be the earlier of the date on which the Board adopts the Plan, or the date of its approval by the shareholders of the Company.
(c)     Employment. Nothing in the Plan or in any Option granted hereunder, or in any Stock Option Agreement relating thereto shall confer upon any employee of the Company or any Subsidiary, or any successor thereof, the right to continue in the employ of the Company or any Subsidiary.
(d)     Plan Binding. The Plan shall be binding upon the successors and assigns of the Company.
(e)     Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.
(f)     Headings. Captioned headings of paragraphs and subparagraphs hereof are inserted for convenience and reference, and constitute no part of the Plan.
(g)     Applicable Law. The validity, interpretation and enforcement of this Plan are governed in all respects by the laws of the State of Delaware and the United States of America.